UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 9, 2015

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2015, W. Robert Grafton notified DiamondRock Hospitality Company (the “Company”) that he has decided not to stand for re-election to the Company’s board of directors (the “Board”) and to retire from service to be effective immediately prior to the next annual meeting of stockholders.  The Board thanks Mr. Grafton for his many years of service to the Company.

Item 8.01.  Other Information

In connection with the sale of the Oak Brook Hills Resort (the “Hotel”) in April 2014, the Company provided a $4.0 million unsecured loan (the “Subordinate Loan”) to the buyer of the Hotel. The Subordinate Loan was subordinate to the buyer’s senior mortgage loan, and the Company believed collections of amounts due under the Subordinate Loan were remote and therefore recognized a full valuation allowance of $4.0 million.

On November 9, 2015, upon the Hotel meeting certain operating profit thresholds, the buyer drew down on the senior mortgage loan, and repaid the Company’s Subordinate Loan in full. The Company expects to record a gain of approximately $2.1 million, net of income tax, during the fourth quarter, which will be excluded from its reported Adjusted EBITDA and Adjusted FFO.

This report contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, whether in the negative or affirmative. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance. Factors that may cause actual results to differ materially from current expectations include those risk factors and other factors discussed from time to time in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014. Accordingly, there is no assurance that our expectations will be realized. Except as otherwise required by the federal securities laws, we expressly disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this report to reflect events, circumstances or changes in expectations after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: November 16, 2015	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary